HF FINANCIAL CORP.

IMPORTANT SPECIAL MEETING INFORMATION

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on April/May XX, 2016.

Vote by Internet

- Go to **www.envisionreports.com/HFFC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR Proposals 1, 2 and 3.

	For	Against	Abstain
PROPOSAL 1. Proposal to adopt the Agreement and Plan of Merger (the "merger agreement"), dated as of November 30, 2015, as it may be amended from time to time, between HF Financial Corp. ("HF") and Great Western Bancorp, Inc. ("Great Western") providing for Great Western's acquisition of HF through the merger of HF with and into Great Western (the "merger").	☐	☐	☐
PROPOSAL 2. Proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to HF's named executive officers in connection with the merger.	☐	☐	☐
PROPOSAL 3. Proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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02AWYB

Revocable Proxy by and on Behalf of the Board of Directors For the Special Meeting of Stockholders to be Held on [ ] The undersigned, revoking all proxies previously given with respect to the subject matter hereon, hereby appoints James W. Abbott, Robert L. Hanson, David J. Horazdovsky, John W. Palmer, Thomas L. Van Wyhe and Michael M. Vekich, each with the power to act alone and with full power of substitution, to act as attorneys and proxies for the undersigned to represent and vote all shares of common stock, par value $0.01 per share, of HF Financial Corp. (“HF”), which the undersigned is entitled to vote at the Special Meeting of Stockholders (the “Meeting”) to be held on [ ], at [ ], Central Time, at [ ], and at any and all adjournments or postponements thereof. The undersigned acknowledges receipt of the Notice of said Special Meeting and of the accompanying Proxy Statement/Prospectus attached thereto. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. THIS PROXY IS SOLICITED BY HF’S BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. PLEASE SIGN AND DATE ON REVERSE SIDE OF THIS CARD. . Proxy Card q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

HF FINANCIAL CORP.

IMPORTANT SPECIAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR Proposals 1, 2 and 3.

	For	Against	Abstain
PROPOSAL 1. Proposal to adopt the Agreement and Plan of Merger (the "merger agreement"), dated as of November 30, 2015, as it may be amended from time to time, between HF Financial Corp. ("HF") and Great Western Bancorp, Inc. ("Great Western") providing for Great Western's acquisition of HF through the merger of HF with and into Great Western (the "merger").	☐	☐	☐
PROPOSAL 2. Proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to HF's named executive officers in connection with the merger.	☐	☐	☐
PROPOSAL 3. Proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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02AWZB

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . Proxy Card Revocable Proxy by and on Behalf of the Board of Directors For the Special Meeting of Stockholders to be Held on [ ] The undersigned, revoking all proxies previously given with respect to the subject matter hereon, hereby appoints James W. Abbott, Robert L. Hanson, David J. Horazdovsky, John W. Palmer, Thomas L. Van Wyhe and Michael M. Vekich, each with the power to act alone and with full power of substitution, to act as attorneys and proxies for the undersigned to represent and vote all shares of common stock, par value $0.01 per share, of HF Financial Corp. (“HF”), which the undersigned is entitled to vote at the Special Meeting of Stockholders (the “Meeting”) to be held on [ ], at [ ], Central Time, at [ ], and at any and all adjournments or postponements thereof. The undersigned acknowledges receipt of the Notice of said Special Meeting and of the accompanying Proxy Statement/Prospectus attached thereto. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. THIS PROXY IS SOLICITED BY HF’S BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. PLEASE SIGN AND DATE ON REVERSE SIDE OF THIS CARD.